Exhibit 10_B

FIRST AMENDMENT TO THE

X-RITE, INCORPORATED AMENDED AND RESTATED

OUTSIDE DIRECTOR STOCK OPTION PLAN

THIS FIRST AMENDMENT TO THE X-RITE, INCORPORATED AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN (the “Plan”) has been adopted by the Board of Directors of X-Rite, Incorporated (the “Company”) as of November 25, 2003, as follows:

BACKGROUND

1. Effective January 26, 2003, the Company’s Board of Directors took action to amend and restate the Plan, subject to the approval of the Company’s shareholders.

2. Effective May 19, 2003, the Company’s shareholders approved the Plan.

3. Under Section 3.3 of the Plan, the Company’s Board of Directors may amend the Plan from time to time, except with respect to certain matters.

4. The subject of this Amendment is within the Board of Directors’ authority under the Plan.

5. The Board of Directors has elected to amend Section 1.5 of the Plan to provide for the pro-ration of the stock options granted to a director during a term in which that director reaches age 72.

AGREEMENT

1. Section 1.5 of the Plan is hereby deleted in its entirety and replaced as follows:

1.5	Eligibility; Grant of Options. Only Outside Directors shall be eligible to receive options under this Plan. Effective as of the date of each annual meeting of the shareholders of X-Rite, Incorporated, each Outside Director who is newly elected or continues in office as a director subsequent to that meeting shall be granted an option to acquire 8,000 shares of stock; provided, however, that as of the date of the annual meeting immediately prior to the term year in which any director will attain age 72 (the “Final Annual Meeting”), the option granted shall be only for that number of shares that is equal to 8,000 shares of stock multiplied by a fraction, the numerator of which shall be the number of days to be served from the Final Annual Meeting to the date on which the director attains age 72, and the denominator of which shall be 365; the result shall be rounded to the nearest whole share. Any Outside Director who is elected as a director by the Board shall be granted an option to acquire that number of shares that is equal to 8,000 shares of stock multiplied by a fraction that is equal to 365 minus the number of days that have elapsed since the last annual meeting of shareholders and dividing that difference by 365; the result shall be rounded to the nearest whole share.

2. Except as set forth above, the Plan and its terms are hereby ratified and shall continue in full force and effect.

CERTIFICATION

The foregoing Amendment to the Plan was duly adopted and approved by the Company’s Board of Directors on November 25, 2003.

X-RITE, INCORPORATED

s/s Mary E. Chowning
Mary E. Chowning
Secretary